NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com Regency Centers Reports Second Quarter 2018 Results JACKSONVILLE, FL. (August 2, 2018) – Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended June 30, 2018. Second Quarter 2018 Highlights • Net Income Attributable to Common Stockholders (“Net Income”) of $0.28 per diluted share. • NAREIT Funds From Operations (“NAREIT FFO”) of $0.93 per diluted share. • Same property Net Operating Income (“NOI”), excluding termination fees, increased 4.2% as compared to the same period in the prior year. • As of June 30, 2018, the same property portfolio was 95.5% leased. Spaces less than 10,000 square feet (“Small Shops”) were 92.2% leased. • Acquisition and disposition activity of $71.0 million and $32.5 million, respectively. • On a year-to-date basis, including the property sales subsequent to quarter end, the Company has sold properties for a combined gross sales price of $142.9 million at a weighted average cap rate of 7.9%. • Completed two developments with a combined net development cost of $110.9 million at an average return of 7.0%. • As of June 30, 2018, a total of 21 properties were in development or redevelopment representing a total investment of $348.5 million. “Regency’s unequaled combination of strategic advantages produced another quarter of gratifying results. Our best-in-class national portfolio of high quality shopping centers, located in densely populated and affluent trade areas, continues to attract market leading grocers and retailers allowing for consistent and impressive NOI growth,” said Martin E. “Hap” Stein, Jr., Chairman and Chief Executive Officer. “Led by a dedicated and experienced team, Regency is well positioned to compound growth in earnings, cash flow, and dividends.” Financial Results Regency reported Net Income for the second quarter of $47.8 million, or $0.28 per diluted share compared to $48.4 million, or $0.28 per diluted share, for the same period in 2017. The Company reported NAREIT FFO for the second quarter of $157.3 million, or $0.93 per diluted share, compared to $143.6 million, or $0.84 per diluted share, for the same period in 2017. The Company reported Operating FFO, an additional performance measure used by Regency that excludes certain non-comparable items as well as non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments, for the second quarter of $150.5 million, or $0.89 per diluted share, compared to $143.3 million, or $0.84 per diluted share, for the same period in 2017. 1

Operating Results Second quarter same property NOI, excluding termination fees, increased 4.2% compared to the same period in 2017, with base rent growth contributing 3.5%. As of June 30, 2018, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships was 95.0% leased. The same property portfolio was 95.5% leased, which is a decrease of 20 basis points sequentially and 10 basis points from the same period in 2017. The primary driver of the decline in same property percent leased is related to the Toys “R” Us moveouts in the second quarter. Small Shops were 92.2% leased, a decrease of 10 basis points sequentially and 20 basis points from the same period in 2017. For the three months ended June 30, 2018, Regency executed approximately 1.7 million square feet of new and renewal leases. Rent spreads on comparable new and renewal leases for the trailing twelve months were 9.4% and 6.0%, respectively, with total rent growth of 6.7%. “Leasing fundamentals continue to be healthy across the portfolio. We have solid demand for our premier portfolio as tenants continue to validate the importance of high quality locations as they thoughtfully execute their expansion plans,” said Jim Thompson, Executive Vice President of Operations. “We’ve had great success in embedding contractual rent increases into our executed leases over the past several years, which is translating into our strong Same Property NOI performance.” Investments Property Transactions During the quarter the Company closed on $71.0 million of acquisitions and $32.5 million of dispositions. • Rivertowns Square (Dobbs Ferry, NY) – As previously disclosed, the Company acquired Rivertowns Square, a 116,000 square foot retail shopping center, anchored by Brooklyn Market, for a gross purchase price of $68.9 million. • Crossroads Commons II (Boulder, CO) – Regency and a co-investment partner acquired Crossroads Commons II, a 20,000 square foot retail shops building adjacent to the Company’s existing co-investment property, Crossroads Commons, anchored by Whole Foods. Regency’s pro-rata share of the purchase price is $2.1 million. • Regency sold three shopping centers during the quarter. The properties were all located in Florida in the markets of Palm Coast, Fort Myers, and Orlando. Subsequent to quarter end, Regency sold three wholly-owned properties for a combined gross sales price of $106.9 million. Magnolia Shoppes is located in Fort Myers, FL, and anchored by Regal Cinemas. Indio Towne Center, located in Indio, CA, is anchored by 24 Hour Fitness, Party City, and formally Toys R Us. East Washington Place is located in Petaluma, CA, and anchored by Sprouts, Dick’s Sporting Goods, TJ Maxx, and HomeGoods. On a year-to-date basis, including the property sales subsequent to quarter end, the Company has sold properties for a combined gross sales price of $142.9 at a weighted average cap rate of 7.9%. 2

Developments and Redevelopments During the second quarter, the Company started four redevelopment projects and completed two development projects. The completed development projects have a combined cost of $110.9 million and are expected to yield an average return of 7.0%. At quarter end, the Company had 21 properties in development or redevelopment with combined, estimated net development costs of $348.5 million. In-process development projects were a combined 60% funded and 78% leased, and are expected to yield an average return of 7.3%. Capital Markets On April 2, 2018, the Company redeemed its $150 million 6.0% notes originally due on June 15, 2020, including a make-whole premium of $10.5 million. Regency used proceeds from its February 28, 2018, $300 million 4.125% notes offering due 2028, to repay the notes in full. Dividend On July 31, 2018, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.555 per share. The dividend is payable on August 29, 2018, to shareholders of record as of August 15, 2018. 2018 Guidance The Company has updated certain components of its 2018 earnings guidance. Please refer to the Company’s second quarter 2018 supplemental information package for a complete list of updates. 2018 Guidance Previous Guidance Updated Guidance Net Income Attributable to Common Stockholders (“Net Income”) $1.33 - $1.38 $1.32 - $1.36 NAREIT Funds From Operations (“NAREIT FFO”) per diluted share $3.74 - $3.79 $3.75 - $3.79 Operating Funds from Operations ("Operating FFO") per diluted share $3.49 - $3.54 $3.50 - $3.54 Same Property Net Operating Income (“SPNOI”) Growth excluding 2.40% - 3.25% 2.75% - 3.25% termination fees (pro-rata) Conference Call Information To discuss Regency’s second quarter results, the Company will host a conference call on Friday, August 3, 2018, at 11:00 a.m. EDT. Dial-in and webcast information is listed below. 3

Second Quarter Earnings Conference Call Date: Friday, August 3, 2018 Time: 11:00 a.m. EDT Dial#: 877-407-0789 or 201-689-8562 Webcast: investors.regencycenters.com Replay Webcast Archive: Investor Relations page under Events & Webcasts Non-GAAP Disclosure The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as it believes these measures improve the understanding of the Company's operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. Operating FFO is an additional performance measure that excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) impairments on land; (iii) gains or losses from the early extinguishment of debt; (iv) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (v) other amounts as they occur. The Company believes Operating FFO, which excludes certain non-cash and non-comparable items from the computation of NAREIT FFO that affect the Company’s period-over- period performance, is useful to investors because it is more reflective of the core operating performance of its portfolio of properties. The Company provides a reconciliation of Net Income to NAREIT FFO and Operating FFO for actual results. 4

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to NAREIT FFO and Operating FFO - ***Actual (in thousands)***

For the Periods Ended June 30, 2018 and 2017	Three Months Ended		Year to Date	
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to NAREIT FFO:				
Net Income (Loss) Attributable to Common Stockholders	$ 47,841	48,368	$ 100,500	15,144
Adjustments to reconcile to NAREIT Funds From Operations[1]:				
Depreciation and amortization (excluding FF&E)	97,189	100,144	193,386	167,589
Provision for impairment to operating properties	12,440	-	28,494	-
Gain on sale of operating properties	(246)	(5,054)	(348)	(5,065)
Exchangeable operating partnership units	100	104	212	85
NAREIT Funds From Operations	$ 157,324	143,562	$ 322,244	177,753
Reconciliation of NAREIT FFO to Operating FFO:				
NAREIT Funds From Operations	$ 157,324	143,562	$ 322,244	177,753
Adjustments to reconcile to Operating Funds From Operations[1]:				
Acquisition pursuit and closing costs	-	111	-	137
Gain on sale of land	(869)	(2,446)	(976)	(2,850)
Provision for impairment to land	93	-	93	-
Loss on derivative instruments and hedge ineffectiveness	-	(6)	-	(14)
Early extinguishment of debt	11,010	12,404	11,172	12,404
Interest on bonds for period from notice to redemption	-	-	600	-
Merger related costs	-	4,676	-	74,408
Merger related debt offering interest	-	-	-	975
Preferred redemption costs	-	-	-	9,369
Straight line rent, net	(4,749)	(5,403)	(8,830)	(8,768)
Above/below market rent amortization, net	(11,378)	(8,593)	(19,801)	(12,313)
Debt premium/discount amortization	(897)	(1,012)	(1,795)	(1,653)
Operating Funds From Operations	$ 150,534	143,293	$ 302,707	249,448
Weighted Average Shares For Diluted Earnings per Share	169,682	170,421	170,291	148,931
Weighted Average Shares For Diluted FFO and Operating FFO per Share	170,032	170,743	170,641	149,170

[1] Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency's properties. The Company provides a reconciliation of net income to pro-rata same property NOI.

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Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI *- as adjusted Actual (in thousands)*

For the Periods Ended June 30, 2018 and 2017	Three Months Ended 2018	Three Months Ended 2017	Year to Date 2018	Year to Date 2017
Net Income (Loss) Attributable to Common Stockholders	$ 47,841	48,368	$ 100,500	15,144
Less:				
Management, transaction, and other fees	(6,887)	(6,601)	(14,045)	(13,307)
Gain on sale of real estate	(1,123)	(4,366)	(1,219)	(4,781)
Other[1]	(17,634)	(15,064)	(31,807)	(23,262)
Plus:				
Depreciation and amortization	89,105	92,230	177,629	152,284
General and administrative	16,776	16,746	34,382	34,419
Other operating expense, excluding provision for doubtful accounts	1,480	5,697	1,917	76,643
Other expense (income)	61,048	46,924	114,016	73,026
Equity in income of investments in real estate excluded from NOI [2]	15,669	12,377	30,762	26,710
Net income attributable to noncontrolling interests	748	680	1,554	1,332
Preferred stock dividends and issuance costs	-	1,125	-	12,981
NOI	207,023	198,116	413,689	351,189
Less non-same property NOI [3]	(5,599)	(3,642)	(8,751)	(4,901)
Plus same property NOI for non-ownership periods of Equity One[4]	-	-	-	43,323
Same Property NOI as adjusted	$ 201,424	194,474	$ 404,938	389,611
Same Property NOI as adjusted without Termination Fees	$ 202,686	194,450	$ 405,148	389,107
Same Property NOI as adjusted without Termination Fees or Redevelopments	$ 179,769	175,675	$ 359,971	351,368

[1] Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.

[2] Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, and interest expense.

[3] Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

[4] Refer to page ii of the Company's second quarter 2018 supplemental package for Same Property NOI detail for the non-ownership periods of Equity One.

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

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Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Operating FFO — ***Guidance (per diluted share)***

NAREIT FFO and Operating FFO Guidance:	Full Year 2018 Low	Full Year 2018 High
Net income attributable to common stockholders	$ 1.32	1.36
Adjustments to reconcile net income to NAREIT FFO:		
Depreciation and amortization	2.26	2.26
Provision for impairment	0.17	0.17
NAREIT Funds From Operations	$ 3.75	3.79
Adjustments to reconcile NAREIT FFO to Operating FFO:		
Gain on sale of land	(0.01)	(0.01)
Early extinguishment of debt	0.07	0.07
Other non-comparable costs	0.01	0.01
Straight line rent, net	(0.10)	(0.10)
Market rent amortization, net	(0.20)	(0.20)
Debt mark-to-market	(0.02)	(0.02)
Operating Funds From Operations	$ 3.50	3.54

The Company has published forward-looking statements and additional financial information in its second quarter 2018 supplemental information package that may help investors estimate earnings for 2018. A copy of the Company's second quarter 2018 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended June 30, 2018. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NYSE: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit regencycenters.com.

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### Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. 8